Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311  Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

FOR IMMEDIATE RELEASE:

TrustCo Announces First Quarter Earnings

Glenville, New York –April 22, 2013

TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) today announced that net income rose to $9.2 million in the quarter ended March 31, 2013, up 2.9% from $8.9 million for the quarter ended March 31, 2012.  First quarter net income is up 24.2% over the same period two years ago and 44.4% over the same period four years ago.  Return on average assets and return on average equity were 0.86% and 10.35%, respectively for the first quarter of 2013, compared to 0.84% and 10.45% for the first quarter of 2012.

TrustCo saw continued balance sheet growth in the first quarter of 2013 in both loans and deposits.  Robert J. McCormick, President and Chief Executive Officer noted, “We began 2013 with solid first quarter results.  In addition to bottom line growth, we continue to add profitable customer relationships on both the deposit and loan side.  This contributed to the bottom line growth in the first quarter and will continue to do so for the balance of the year and beyond.  As we have noted, our highly liquid balance sheet allows us to fund loan growth without having to overpay for deposits.  In turn, this enabled us to significantly restructure our deposit mix during 2012, and should be of additional benefit when interest rates eventually begin to rise.  We look forward to the balance of 2013 with optimism, though we note that our industry continues to face challenges as the economy remains fragile and interest rates remain at unprecedented levels.  We will continue to take advantage of opportunities that are presented.”

Mr. McCormick also noted “We continue to see some signs of economic improvement in the markets in which we operate, particularly in Florida, although high levels of unemployment and other persistent issues continue to constrain any significant economic growth. We believe our long-term focus on traditional lending criteria and conservative balance sheet management has enabled us to maintain a strong balance sheet and continued profitability.  As a result, we have been able to focus on conducting business, which has significantly enhanced our reputation and put us in a position to take advantage of changes in market and competitive conditions.”

Page | 1

TrustCo continued to report solid growth in loans and deposits.  On a year-over-year basis, average loans were up $167.7 million in the first quarter of 2013, compared to the same period in 2012, while average deposits increased $31.3 million over the same period.  Mr. McCormick noted that, “The year-over-year growth of our loans and deposits reflects the long term strategic focus of the Bank and came despite the decision to enhance our mix of deposits during 2012, which reduced growth but improved our net interest margin.

While other banks have backed away from branches, our branch franchise continues to be the key to our long term plans.  We recently celebrated the ten year anniversary of our branch expansion program, and have made significant progress expanding our loans and deposits through our branches.  We expect that to continue as the new branches continue to grow.  We also note that we have always designed our branches to be smaller and more cost effective than those built by many other banks, and have utilized open floor plans that help maximize the value of our branches.  We remain mindful that fully achieving our goals for our newer branches will take time and continued hard work.  We believe our success in growing customer relationships provides the basic building blocks that will help drive profit growth over the coming years.”

Asset quality, reserve coverage of nonperforming loans (NPLs) and reserve coverage of net charge-offs all improved from December 31, 2012 to March 31, 2013.  NPLs declined to $49.9 million at March 31, 2013, compared to $52.7 million at December 31, 2012 and nonperforming assets (NPAs) declined to $59.7 million from $61.4 million over the same period.   NPLs were equal to 1.84% of total loans at quarter-end, compared to 1.96% at year-end.  For the first quarter of 2013 the allowance covered annualized first quarter net charge-offs by 5.3 times, compared to an annualized 3.7 times for the first quarter of 2012.  The coverage ratio, or allowance for loan losses to NPLs, was 95.6% at March 31, 2013, compared to 91.0% at December 31, 2012.  Overall, every asset quality indicator improved during the first quarter of 2013.

The net interest margin for the first quarter of 2013 was 3.19%, compared to 3.21% in the fourth quarter of 2012 and 3.23% in the first quarter of 2012.

At March 31, 2013 the tangible equity ratio was 8.17% compared to 7.87% at March 31, 2012 and 8.24% at December 31, 2012.  Tangible book value per share ended the first quarter at $3.83 compared to $3.68 in the year-ago period.

TrustCo Bank Corp NY is a $4.4 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 138 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2013.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Page | 2

A conference call to discuss first quarter 2013 results will be held at 9:00 a.m. Eastern Time on April 23, 2013.  Those wishing to participate in the call may dial toll-free 1-888-317-6016.  International callers must dial + 1-412-317-6016.   A replay of the call will be available until April 24, 2013 by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10027472. The call will also be audio webcast at: http://services.choruscall.com/links/trst130423.html, and will be available until April 23, 2014.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. The “forward-looking statements” may include statements regarding future events or performance and statements regarding TrustCo’s ability to offer and sell securities under its shelf registration statement. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement: credit risk, the effects of and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, inflation, interest rates, market and monetary fluctuations, competition, the effect of changes in financial services laws and regulations (including laws concerning taxation, banking and securities), real estate and collateral values, changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board (“FASB”) or the Public Company Accounting Oversight Board; changes in local market areas and general business and economic trends and the matters described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012, as amended, and in our subsequent securities filings.

Page | 3

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

			Three Months Ended
	03/31/13		12/31/12	03/31/12
Summary of operations
Net interest income (TE)	$33,707		33,718	33,637
Provision for loan losses	2,000		3,000	3,100
Net securities transactions	2		763	677
Noninterest income	4,590		5,398	4,333
Noninterest expense	21,557		21,150	21,136
Net income	9,168		9,806	8,909

Per common share
Net income per share:
- Basic	$0.097		0.104	0.095
- Diluted	$0.097		0.104	0.095
Cash dividends	0.066		0.066	0.066
Tangible Book value at period end	3.83		3.81	3.68
Market price at period end	5.58		5.28	5.71

At period end
Full time equivalent employees	761		759	734
Full service banking offices	138		138	137

Performance ratios
Return on average assets	0.86%		0.91	0.84
Return on average equity	10.35		10.88	10.45
Efficiency (1)	54.33		53.11	53.12
Net interest spread (TE)	3.13		3.15	3.14
Net interest margin (TE)	3.19		3.21	3.23
Dividend payout ratio	67.33		63.00	68.91

Capital ratio at period end
Consolidated tangible equity to tangible assets (2)	8.17		8.24	7.87

Asset quality analysis at period end
Nonperforming loans to total loans	1.84		1.96	2.03
Nonperforming assets to total assets	1.35		1.41	1.25
Allowance for loan losses to total loans	1.76		1.79	1.92
Coverage ratio (3)	1.0	x	0.9	0.9

(1)	Calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).
(2)	The tangible equity ratio excludes $553,000 of intangibles from both equity and assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent.

Page | 4

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
Interest and dividend income:
Interest and fees on loans	$31,481	31,776	32,103	32,277	32,425
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	816	1,191	1,996	2,606	2,304
State and political subdivisions	191	295	340	368	410
Mortgage-backed securities and collateralized mortgage obligations-residential	2,769	2,237	2,003	1,364	1,093
Corporate bonds	218	232	529	648	822
Small Business Administration-guaranteed participation securities	496	276	43	-	-
Mortgage-backed securities and collateralized mortgage obligations-commercial	29	-	-	-	-
Other securities	5	5	4	5	5
Total interest and dividends on securities available for sale	4,524	4,236	4,915	4,991	4,634

Interest on held to maturity securities:
U. S. government sponsored enterprises	-	-	-	-	25
Mortgage-backed securities and collateralized mortgage obligations-residential	789	823	976	1,198	1,290
Corporate bonds	312	385	385	387	509
Total interest on held to maturity securities	1,101	1,208	1,361	1,585	1,824

Federal Reserve Bank and Federal Home Loan Bank stock	119	127	120	149	90

Interest on federal funds sold and other short-term investments	245	265	258	299	320
Total interest income	37,470	37,612	38,757	39,301	39,293

Interest expense:
Interest on deposits:
Interest-bearing checking	80	80	79	78	78
Savings	916	921	870	979	1,102
Money market deposit accounts	685	703	673	770	923
Time deposits	1,820	1,967	2,629	3,230	3,418
Interest on short-term borrowings	364	361	348	378	388
Total interest expense	3,865	4,032	4,599	5,435	5,909

Net interest income	33,605	33,580	34,158	33,866	33,384

Provision for loan losses	2,000	3,000	2,900	3,000	3,100
Net interest income after provision for loan losses	31,605	30,580	31,258	30,866	30,284

Noninterest income:
Trustco Financial Services income	1,421	1,815	1,145	1,407	1,394
Fees for services to customers	2,887	3,386	3,234	2,939	2,732
Net gain on securities transactions	2	763	666	55	677
Other	282	197	172	176	207
Total noninterest income	4,592	6,161	5,217	4,577	5,010

Noninterest expenses:
Salaries and employee benefits	8,178	8,427	7,587	7,519	7,743
Net occupancy expense	4,053	3,889	3,756	3,817	3,795
Equipment expense	1,718	1,637	1,316	1,600	1,520
Professional services	1,420	1,458	1,657	1,489	1,436
Outsourced services	1,350	1,175	1,350	1,347	1,250
Advertising expense	730	1,037	935	1,060	809
FDIC and other insurance	1,010	1,007	983	953	880
Other real estate expense, net	749	375	1,210	665	966
Other	2,349	2,145	1,849	2,599	2,737
Total noninterest expenses	21,557	21,150	20,643	21,049	21,136

Income before taxes	14,640	15,591	15,832	14,394	14,158
Income taxes	5,472	5,785	6,079	5,328	5,249

Net income	$9,168	9,806	9,753	9,066	8,909
Net income per Common Share:
- Basic	$0.097	0.104	0.104	0.097	0.095

- Diluted	0.097	0.104	0.104	0.097	0.095

Average basic shares (thousands)	94,068	93,824	93,692	93,561	93,546
Average diluted shares (thousands)	94,073	93,828	93,700	93,562	93,546

Note: Taxable equivalent net interest income	$33,707	33,718	34,321	33,993	33,637

Page | 5

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
ASSETS:

Cash and due from banks	$39,512	55,789	40,354	36,589	39,426
Federal funds sold and other short term investments	405,262	488,227	402,290	486,049	486,055
Total cash and cash equivalents	444,774	544,016	442,644	522,638	525,481

Securities available for sale:
U. S. government sponsored enterprises	263,165	263,108	427,798	643,189	744,725
States and political subdivisions	15,265	26,457	33,857	36,978	38,367
Mortgage-backed securities and collateralized mortgage obligations-residential	612,555	518,776	515,879	354,285	219,301
Corporate bonds	59,239	26,529	49,296	73,311	81,654
Small Business Administration-guaranteed participation securities	115,464	76,562	25,338	-	-
Mortgage-backed securities and collateralized mortgage obligations-commercial	11,136	-	-	-	-
Other securities	660	660	660	660	660
Total securities available for sale	1,077,484	912,092	1,052,828	1,108,423	1,084,707

Held to maturity securities:
U. S. government sponsored enterprises	-	-	-	-	-
Mortgage-backed securities and collateralized mortgage obligations-residential	98,038	108,471	120,877	133,562	143,629
Corporate bonds	19,935	34,955	35,074	35,193	35,312
Total held to maturity securities	117,973	143,426	155,951	168,755	178,941

Federal Reserve Bank and Federal Home Loan Bank stock	9,632	9,632	9,632	9,632	9,004

Loans:
Commercial	212,637	219,577	217,431	235,347	235,513
Residential mortgage loans	2,154,188	2,126,668	2,056,972	2,003,046	1,970,278
Home equity line of credit	332,111	333,909	327,083	317,157	314,668
Installment loans	4,831	4,579	4,455	4,071	3,855
Loans, net of deferred fees and costs	2,703,767	2,684,733	2,605,941	2,559,621	2,524,314
Less:
Allowance for loan losses	47,658	47,927	47,364	48,018	48,535
Net loans	2,656,109	2,636,806	2,558,577	2,511,603	2,475,779

Bank premises and equipment, net	35,787	36,239	37,251	37,868	37,099
Other assets	69,998	64,402	61,290	62,480	63,432

Total assets	$4,411,757	4,346,613	4,318,173	4,421,399	4,374,443

LIABILITIES:
Deposits:
Demand	$298,243	300,544	292,350	283,873	281,628
Interest-bearing checking	579,077	560,064	536,892	528,101	507,510
Savings accounts	1,213,226	1,198,517	1,167,927	1,122,208	1,068,058
Money market deposit accounts	656,577	667,589	668,064	644,627	631,761
Certificates of deposit (in denominations of $100,000 or more)	384,559	352,734	359,246	452,043	467,447
Other time accounts	725,998	724,745	751,974	867,798	894,946
Total deposits	3,857,680	3,804,193	3,776,453	3,898,650	3,851,350

Short-term borrowings	171,019	159,846	161,751	150,718	159,002
Accrued expenses and other liabilities	22,169	23,776	22,352	22,124	19,445

Total liabilities	4,050,868	3,987,815	3,960,556	4,071,492	4,029,797

SHAREHOLDERS' EQUITY:
Capital stock	98,912	98,912	98,912	98,912	98,912
Surplus	174,386	174,899	175,284	175,773	176,199
Undivided profits	135,373	132,378	128,750	125,153	122,235
Accumulated other comprehensive income (loss), net of tax	(169)	1,558	4,879	1,585	53
Treasury stock at cost	(47,613)	(48,949)	(50,208)	(51,516)	(52,753)

Total shareholders' equity	360,889	358,798	357,617	349,907	344,646

Total liabilities and shareholders' equity	$4,411,757	4,346,613	4,318,173	4,421,399	4,374,443

Outstanding shares (thousands)	94,071	93,935	93,807	93,674	93,549

Page | 6

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

Nonperforming Assets

03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
New York and other states*
Loans in nonaccrual status:
Commercial	$5,978	6,635	5,880	5,656	5,667
Real estate mortgage - 1 to 4 family	34,027	35,286	32,593	29,167	29,894
Installment	35	6	71	1	9
Total non-accrual loans	40,040	41,927	38,544	34,824	35,570
Other nonperforming real estate mortgages - 1 to 4 family	225	231	238	243	306
Total nonperforming loans	40,265	42,158	38,782	35,067	35,876
Other real estate owned	4,461	2,979	2,716	2,787	2,411
Total nonperforming assets	$44,726	45,137	41,498	37,854	38,287

Florida
Loans in nonaccrual status:
Commercial	$2,595	2,698	2,698	8,435	5,874
Real estate mortgage - 1 to 4 family	7,013	7,820	8,438	7,954	9,404
Installment	1	1	7	1	-
Total non-accrual loans	9,609	10,519	11,143	16,390	15,278
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	9,609	10,519	11,143	16,390	15,278
Other real estate owned	5,406	5,726	5,975	1,083	1,293
Total nonperforming assets	$15,015	16,245	17,118	17,473	16,571

Total
Loans in nonaccrual status:
Commercial	$8,573	9,333	8,578	14,091	11,541
Real estate mortgage - 1 to 4 family	41,040	43,106	41,031	37,121	39,298
Installment	36	7	78	2	9
Total non-accrual loans	49,649	52,446	49,687	51,214	50,848
Other nonperforming real estate mortgages - 1 to 4 family	225	231	238	243	306
Total nonperforming loans	49,874	52,677	49,925	51,457	51,154
Other real estate owned	9,867	8,705	8,691	3,870	3,704
Total nonperforming assets	$59,741	61,382	58,616	55,327	54,858

Quarterly Net Chargeoffs
03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
New York and other states*
Commercial	$248	152	9	713	321
Real estate mortgage - 1 to 4 family	1,563	1,410	2,157	1,844	1,136
Installment	15	72	7	7	(8)
Total net chargeoffs	$1,826	1,634	2,173	2,564	1,449

Florida
Commercial	$99	(18)	736	288	160
Real estate mortgage - 1 to 4 family	344	810	644	665	1,673
Installment	-	12	1	-	-
Total net chargeoffs	$443	804	1,381	953	1,833

Total
Commercial	$347	134	745	1,001	481
Real estate mortgage - 1 to 4 family	1,907	2,220	2,801	2,509	2,809
Installment	15	84	8	7	(8)
Total net chargeoffs	$2,269	2,438	3,554	3,517	3,282

Asset Quality Ratios
03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Total nonperforming loans(1)	$49,874	52,677	49,925	51,457	51,154
Total nonperforming assets(1)	59,741	61,382	58,616	55,327	54,858
Total net chargeoffs(2)	2,269	2,438	3,554	3,517	3,282

Allowance for loan losses(1)	47,658	47,927	47,364	48,018	48,535

Nonperforming loans to total loans(1)	1.84%	1.96%	1.92%	2.01%	2.03%
Nonperforming assets to total assets(1)	1.35%	1.41%	1.36%	1.25%	1.25%
Allowance for loan losses to total loans(1)	1.76%	1.79%	1.82%	1.88%	1.92%
Coverage ratio(1)	95.6%	91.0%	94.9%	93.3%	94.9%
Annualized net chargeoffs to average loans(2)	0.34%	0.37%	0.55%	0.55%	0.52%
Allowance for loan losses to annualized net chargeoffs(2)	5.3	x	4.9	x	3.3	x	3.4	x	3.7	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

Page | 7

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY-
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands)	Three months ended			Three months ended
(Unaudited)	March 31, 2013			March 31, 2012
	Average	Interest	Average	Average	Interest	Average
	Balance		Rate	Balance		Rate

Assets

Securities available for sale:
U. S. government sponsored enterprises	$270,953	816	1.20%	$590,746	2,304	1.56%
Mortgage backed securities and collateralized mortgage obligations-residential	557,408	2,769	1.99	204,659	1,093	2.14
State and political subdivisions	18,556	285	6.15	40,013	603	6.02
Corporate bonds	47,358	218	1.84	93,168	822	3.53
Small Business Administration-guaranteed participation securities	99,683	496	1.99	-	-	0.00
Mortgage backed securities and collateralized mortgage obligations-commercial	8,378	29	1.38	-	-	0.00
Other	660	5	3.03	660	5	3.03

Total securities available for sale	1,002,996	4,618	1.84	929,246	4,827	2.08

Federal funds sold and other short-term Investments	405,953	245	0.24	512,380	320	0.25

Held to maturity securities:
U. S. government sponsored enterprises	-	-	0.00	4,286	25	2.38
Corporate bonds	22,271	312	5.61	52,897	509	3.85
Mortgage backed securities and collateralized mortgage obligations-residential	103,607	789	3.05	143,146	1,290	3.60

Total held to maturity securities	125,878	1,101	3.50	200,329	1,824	3.64

Federal Reserve Bank and Federal Home Loan Bank stock	9,632	119	4.94	9,004	90	4.00

Commercial loans	216,210	2,847	5.27	241,269	3,363	5.57
Residential mortgage loans	2,136,067	25,684	4.83	1,962,648	26,112	5.33
Home equity lines of credit	333,434	2,800	3.41	314,999	2,865	3.66
Installment loans	4,528	158	14.20	3,615	145	16.15

Loans, net of unearned income	2,690,239	31,489	4.70	2,522,531	32,485	5.16

Total interest earning assets	4,234,698	37,572	3.56	4,173,490	39,546	3.79

Allowance for loan losses	(48,458)			(49,840)
Cash & non-interest earning assets	152,902			143,702

Total assets	$4,339,142			$4,267,352

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$552,575	80	0.06%	$482,362	78	0.06%
Money market accounts	659,172	685	0.42	631,892	923	0.59
Savings	1,203,580	916	0.31	1,019,597	1,102	0.43
Time deposits	1,088,877	1,820	0.68	1,365,104	3,418	1.01

Total interest bearing deposits	3,504,204	3,501	0.41	3,498,955	5,521	0.63
Short-term borrowings	168,059	364	0.88	145,484	388	1.07

Total interest bearing liabilities	3,672,263	3,865	0.43	3,644,439	5,909	0.65

Demand deposits	287,700			261,650
Other liabilities	20,003			18,230
Shareholders' equity	359,176			343,033

Total liabilities and shareholders' equity	$4,339,142			$4,267,352

Net interest income , tax equivalent		33,707			33,637

Net interest spread			3.13%			3.14%

Net interest margin (net interest income to total interest earning assets)			3.19%			3.23%

Tax equivalent adjustment		(102)			(253)

Net interest income		33,605			33,384

Page | 8

Non-GAAP Financial Measures Reconciliation

Tangible book value per share and tangible equity as a percentage of tangible assets at period end are non-GAAP financial measures derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible book value per share by dividing tangible equity by common shares outstanding, as compared to book value per common share, which we calculate by dividing shareholders’ equity by common shares outstanding. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to recurring revenue.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, which we refer to below as recurring expense, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on securities from this calculation, which we refer to below as recurring revenue.  We believe that this provides one reasonable measure of core expenses relative to core revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial position, results and ratios. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share and efficiency ratio to the underlying GAAP numbers is set forth below.

Non-GAAP Financial Measures Reconciliation

(dollars in thousands, except per share amounts)
(Unaudited)

	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12
Tangible Book Value Per Share

Equity	$360,889	358,798	357,617	349,907	344,646
Less: Intangible assets	553	553	553	553	553
Tangible equity	360,336	358,245	357,064	349,354	344,093

Shares outstanding	94,071	93,935	93,807	93,674	93,549
Tangible book value per share	3.83	3.81	3.81	3.73	3.68
Book value per share	3.84	3.82	3.81	3.74	3.68

Tangible Equity to Tangible Assets
Total Assets	4,411,757	4,346,613	4,318,173	4,421,399	4,374,443
Less: Intangible assets	553	553	553	553	553
Tangible assets	4,411,204	4,346,060	4,317,620	4,420,846	4,373,890

Tangible Equity to Tangible Assets	8.17%	8.24%	8.27%	7.90%	7.87%
Equity to Assets	8.18%	8.25%	8.28%	7.91%	7.88%

	3 Months Ended					Year Ended
Efficiency Ratio	03/31/13	12/31/12	09/30/12	06/30/12	03/31/12	12/31/12	12/31/11

Net interest income (fully taxable equivalent)	$33,707	33,718	34,321	33,993	33,637	135,669	135,717
Non-interest income	4,592	6,161	5,217	4,577	5,010	20,964	18,773
Less: Net gain on securities	2	763	666	55	677	2,161	1,428
Recurring revenue	38,297	39,116	38,872	38,515	37,970	154,472	153,062

Total Noninterest expense	21,557	21,150	20,643	21,049	21,136	83,977	82,142
Less: Other real estate expense, net	749	375	1,210	665	966	3,216	5,693
Recurring expense	20,808	20,775	19,433	20,384	20,170	80,761	76,449

Efficiency Ratio	54.33%	53.11%	49.99%	52.92%	53.12%	52.28%	49.95%

Page | 9